Exhibit 3

                              VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement"), dated as of June 27, 2001, among TEREX CORPORATION, a Delaware corporation ("Parent"), CLAUDIUS ACQUISITION CORP., an Oklahoma corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), CMI CORPORATION, an Oklahoma corporation (the "Company"), the GEORGE WILLIAM SWISHER, JR. and HAZEL WANDA SWISHER CHARITABLE REMAINDER UNITRUST, the GEORGE WILLIAM SWISHER, JR. and HAZEL WANDA SWISHER CHARITABLE REMAINDER UNITRUST II, the GEORGE WILLIAM SWISHER, JR. TRUST, and the GEORGE W. SWISHER, SR. TRUST (collectively, the "Swisher Trusts"), and GEORGE WILLIAM SWISHER, JR. a/k/a Bill Swisher ("Swisher"), in an individual capacity and in his capacity as trustee of the Swisher Trusts.

                            W I T N E S S E T H:

     WHEREAS, Parent, Merger Sub and the Company are executing an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, the merger of Merger Sub with and into the Company and the exchange of all shares of Company Common Stock outstanding immediately prior to the Effective Time for the Merger Consideration.

     WHEREAS, pursuant to Sections 1081 and 1082 of the OGCA and the Certificate of Incorporation, the vote of a majority of the outstanding shares of Company Common Stock is required to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

     WHEREAS, the Swisher Trusts are the record owners of and Swisher is the beneficial owner and has the power to direct the vote of 2,066,883 shares of Company Common Stock (such shares, together with any shares of Company Common Stock subsequently acquired by the Swisher Trusts and/or Swisher, the "Swisher Securities").

     WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and for other good and valuable consideration, Parent, Merger Sub, the Company, the Swisher Trusts and Swisher are entering into this Agreement pursuant to which the Swisher Trusts and Swisher agree to vote the Subject Securities (as defined below) in favor of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

          1. Definitions. All capitalized terms, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Merger Agreement.

          2. Agreement to Vote. The Swisher Trusts and Swisher hereby irrevocably agree that, from and after the date hereof until the Expiration Date (as defined below), at any annual, special or any other meeting of the shareholders of the Company (or adjournment or postponement thereof), however called or in respect of which the Swisher Trusts and/or Swisher are or may be entitled to act by written consent, the Swisher Trusts and Swisher shall vote (or cause to be voted) all of the Swisher Securities and any other shares of Company Common Stock, that pursuant to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, the Swisher Trusts and/or Swisher may direct the vote thereof with respect to matters similar to those set forth in the following clauses (i) and (ii) (such shares, the "Other Securities" and together with the Swisher Securities, the "Subject Securities"), (i) in favor of adoption and approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement and (ii) except as otherwise agreed to in writing in advance by Parent, against (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger and the transactions contemplated by the Merger Agreement), (b) a sale, lease or transfer of all or substantially all of the assets of the Company, or (c) a reorganization, recapitalization, dissolution or liquidation of the Company. The Swisher Trusts and Swisher shall not enter into any agreement or understanding with any Person prior to the Expiration Date to vote in any manner inconsistent herewith. In furtherance of the transactions contemplated hereby, on the date hereof, the Swisher Trusts and Swisher will execute and deliver to Parent an irrevocable proxy in the form of Exhibit A hereto (the "Proxy") and irrevocably appoint Parent or its designees, its attorney-in-fact and proxy to vote all of the Subject Securities to the extent provided in the Proxy, with full power of substitution. The Swisher Trusts and Swisher acknowledge that the Proxy (a) shall be coupled with an interest, (b) constitutes, among other things, an inducement for Parent and Merger Sub to enter into the Merger Agreement, and (c) shall be irrevocable and shall not be terminated upon the occurrence of any event; provided that the Proxy shall terminate upon the Expiration Date. The Swisher Trusts and Swisher hereby revoke all other proxies and powers of attorney with respect to the Subject Securities that they may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by the Swisher Trusts and/or Swisher with respect thereto prior to the Expiration Date.

          3.   Further Agreements of the Swisher Trusts and Swisher.
               ----------------------------------------------------

          (a) The Swisher Trusts and Swisher hereby agree, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, hypothecate, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, hypothecation, encumbrance, assignment or other disposition of, the Subject Securities, or any interest in any of the foregoing, except to Parent, or (ii) grant any proxies or powers of attorney, deposit any of the Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities, or any interest in any of the foregoing, except to Parent or in accordance with this Agreement.

          (b) The Swisher Trusts and Swisher hereby irrevocably waive any appraisal or dissenters rights that the Swisher Trusts and/or Swisher may have in connection with the Merger.

          (c) Neither the Swisher Trusts nor Swisher, nor any of their respective partners, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives shall (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Takeover Proposal, (ii) directly or indirectly engage in any discussions or negotiations with, or provide any information or data to or otherwise assist, facilitate or encourage, any person (other than Parent) in connection with any Takeover Proposal or
(iii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal. From and after the date hereof, the Swisher Trusts and Swisher and all representatives of the Swisher Trusts and Swisher shall cease any activities with respect to the foregoing.

          (d) Prior to or at the Effective Time, Swisher agrees to enter into an agreement to terminate, as of the Effective Time, that certain Shareholders Agreement, dated as of August 19, 1991, among Recovery Equity Investors, L.P., the Company, Swisher and certain other parties (the "Shareholders Agreement").

          4. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant as follows:

          (a) Organization and Good Standing. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Oklahoma, respectively.

          (b) Authorization; Binding Agreement. Parent and Merger Sub each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent in its capacity as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, the Swisher Trusts and Swisher, constitutes the legal, valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

          (c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by each of Parent and Merger Sub with any of the provisions hereof will not
(i) conflict with or result in any breach of any provision of the certificates of incorporation or bylaws of Parent or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any material obligation to which Parent or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of Parent or Merger Sub, or (iv) conflict with or violate any applicable provision of any Law currently in effect to which Parent or Merger Sub or any of their respective assets or properties are subject.

          5. Representations and Warranties of the Swisher Trusts and Swisher. The Swisher Trusts and Swisher hereby represent and warrant as follows:

          (a) Due Formation; Valid Existence. The Swisher Trusts have been duly formed and are validly existing as trusts under the laws of the State of Oklahoma pursuant to (i) the George William Swisher, Jr. and Hazel Wanda Swisher Charitable Remainder Unitrust Agreement, dated December 22, 1994, by and between Swisher, Hazel Wanda Swisher, as trustors, and Swisher, as trustee, (ii) the George William Swisher, Jr. and Hazel Wanda Swisher Charitable Remainder Unitrust II Agreement, dated December 21, 1998, by and between Swisher and Hazel Wanda Swisher, as trustors, and Swisher, as trustee, (iii) the George William Swisher, Jr. Trust Agreement, dated December 31, 1993, by and between Swisher, as settlor, and Swisher, as trustee and (iv) the George W. Swisher, Sr. Trust Agreement, dated October 26, 1994, by and between George W. Swisher, Sr., as settlor, and George W. Swisher, Sr., Swisher and Maryanne Green, as co-trustees, as amended by the First Amendment to George W. Swisher, Sr. Trust Agreement, dated March 14, 1995 (collectively, the "Swisher Trust Agreements"). The Swisher Trust Agreements remain in full force and effect.

          (b) Authorization; Binding Agreement. The Swisher Trusts and Swisher have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of the Swisher Trusts are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Swisher and the Swisher Trusts and, assuming the due authorization, execution and delivery of this Agreement by Parent, Merger Sub and the Company, constitutes the legal, valid and binding agreement of Swisher and the Swisher Trusts, enforceable against Swisher and the Swisher Trusts in accordance with its terms.

          (c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance by Swisher and the Swisher Trusts with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Swisher Trust Agreements, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any material obligation to which Swisher or the Swisher Trusts is a party or by which they or any of their respective properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of Swisher or the Swisher Trusts, or (iv) conflict with or violate any applicable provision of any Law currently in effect to which Swisher or the Swisher Trusts or their respective assets or properties are subject.

          (d) Ownership of Securities; Voting Rights. Schedule 5(d) sets forth a list of the Swisher Securities and the record owners thereof. The Swisher Trusts are the record owners of the Swisher Securities. Swisher is the beneficial owner of the Swisher Securities. Swisher, individually and/or as a trustee of the Swisher Trusts, has the power to vote the Subject Securities and no other person or entity may prevent or otherwise restrict Swisher from voting the Subject Securities in accordance with this Agreement. Except (i) pursuant to this Agreement and (ii) as otherwise restricted pursuant to Section 3 of the Shareholders Agreement, the Swisher Securities are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Swisher Securities. The Other Securities are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Other Securities that would prevent or restrict the Swisher Trusts and Swisher from voting the Other Securities in accordance with this Agreement.

          (e) Good Title. Upon consummation of the Merger, Parent will receive good, valid and marketable title to the Swisher Securities, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever.

          (f) Finders and Investment Bankers. The Swisher Trusts and Swisher have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          6. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

          (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

          (b) Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent, Merger Sub, the Swisher Trusts and Swisher, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (c) No Conflicts. Except as set forth on the Company Disclosure Schedule to the Merger Agreement, the execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Material Contract or other material obligation to which the Company is a party or by which it or any of its properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of the Company, or (iv) conflict with or violate any applicable provision of any Law currently in effect to which the Company or its assets or properties are subject.

          (d) Finders and Investment Bankers. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby (other than pursuant to the agreements with Credit Suisse First Boston Corporation).

          7. Termination. This Agreement shall terminate on the earlier of
(a) the Effective Time or (b) the termination of the Merger Agreement (the date on which this Agreement terminates, the "Expiration Date").

          8.   Miscellaneous.
               -------------

               8.1. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

               8.2. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, Swisher and the Swisher Trusts, or in the case of a waiver, by the party against whom the waiver is to be effective.

               8.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

         if to Parent or Merger Sub, to:

                  Terex Corporation
                  500 Post Road East, Suite 320
                  Westport, CT  06880
                  Attention:     Eric I Cohen, Senior Vice President,
                                   Secretary and General Counsel
                  Facsimile No.:  (203) 227-1647

         with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004-1980
                  Attention:    Stephen Fraidin, Esq.
                                Steven G. Scheinfeld, Esq.
                  Facsimile No.:  (212) 859-4000

         if to the Company, to:

                  CMI Corporation
                  I-40 & Morgan Road
                  P.O. Box 1985
                  Oklahoma City, OK  73101
                  Attention:   Jim D. Holland, Senior Vice President, Treasurer
                                 and Chief Financial Officer
                  Facsimile No.:  (405) 491-2384

         with a copy to:

                  Hartzog Conger Cason & Neville
                  201 Robert S. Kerr Ave., Suite 1600
                  Oklahoma City, OK  73102
                  Attention:    John D. Robertson, Esq.
                                Armand Paliotta, Esq.
                  Facsimile No.:  (405) 235-7329

         if to the Swisher Trusts and Swisher, to:

                  George W. Swisher, Jr.
                  1500 Dorchester
                  Oklahoma City, OK  73120

         with a copy to:

                  Andrews Davis Legg Bixler Milsten & Price
                  500 West Main, Suite 500
                  Oklahoma City, OK  73102
                  Attention:  Robert B. Milsten, Esq.
                  Facsimile No.:  (405) 235-8786

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.3 and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.3.

               8.4. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

               8.5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

               8.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

               8.7. Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

               8.8. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

               8.9. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               8.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               8.11. Specific Performance. Each party acknowledges and agrees that the other party could be irreparably damaged in the event that its obligations contained in this Agreement are not performed in accordance with their specific terms or are otherwise breached in each case on or prior to the Expiration Date. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to enforce specifically any covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which that party may be entitled at law or in equity.

               8.12. Shareholder Capacity. Nothing in this Agreement, including without limitation Section 3(c) hereof, shall limit or restrict Swisher in acting in his capacity as a director of the Company and exercising his fiduciary duties and responsibilities, it being understood that this Agreement shall apply to Swisher solely in his capacity as a shareholder of the Company and shall not apply to Swisher's actions, judgments or decisions as a director of the Company.

               IN WITNESS WHEREOF, the Company, Parent, Merger Sub and Swisher have caused this Agreement to be duly executed as of the day and year first above written.

                                    TEREX CORPORATION


                                    By: /s/ Eric I Cohen
                                       ------------------------------------
                                       Name:  Eric I Cohen
                                       Title: Senior Vice President


                                    CMI CORPORATION


                                    By: /s/ Jim D. Holland
                                       ------------------------------------
                                       Name:  Jim D. Holland
                                       Title: Senior Vice President


                                    CLAUDIUS ACQUISITION CORP.


                                    By: /s/ Eric I Cohen
                                       ------------------------------------
                                       Name:   Eric I Cohen
                                       Title:  Vice President


                                    GEORGE WILLIAM SWISHER, JR. & HAZEL
                                    WANDA SWISHER CHARITABLE
                                    REMAINDER UNITRUST


                                    By: /s/ George William Swisher, Jr.
                                       ------------------------------------
                                       Name:  George William Swisher, Jr.
                                       Title: Trustee


                                    GEORGE WILLIAM SWISHER, JR. & HAZEL
                                    WANDA SWISHER CHARITABLE
                                    REMAINDER UNITRUST II


                                    By: /s/ George William Swisher, Jr.
                                       ------------------------------------
                                       Name:  George William Swisher, Jr.
                                       Title: Trustee


                                    GEORGE WILLIAM SWISHER, JR. TRUST


                                    By: /s/ George William Swisher, Jr.
                                       ------------------------------------
                                       Name:  George William Swisher, Jr.
                                       Title: Trustee


                                    GEORGE WILLIAM SWISHER, SR. TRUST


                                    By: /s/ George William Swisher, Jr.
                                       ------------------------------------
                                       Name:  George William Swisher, Jr.
                                       Title: Trustee


                                       /s/ George William Swisher, Jr.
                                       ------------------------------------
                                       George William Swisher, Jr.

                               SCHEDULE 5(d)

-------------------------------------------------- ----------------------------
                  Record Holder                           No. of Shares
-------------------------------------------------- ----------------------------
George William Swisher, Jr. and Hazel Wanda                  500,000
Swisher Charitable Remainder Unitrust u/t/a dated 12/22/94

-------------------------------------------------- ----------------------------
George William Swisher, Jr. and Hazel Wanda                  100,000
Swisher Charitable Remainder Unitrust II u/t/a dated 12/21/98

-------------------------------------------------- ----------------------------
George William Swisher, Jr. Trust u/t/a dated               1,466,434
12/31/93

-------------------------------------------------- ----------------------------
George W. Swisher, Sr. Trust u/t/a dated                       449
10/26/94, as amended

-------------------------------------------------- ----------------------------

                                                                  EXHIBIT A
                                                                  ---------

                             IRREVOCABLE PROXY
                             -----------------

          Pursuant to the Voting Agreement, dated as of June 27, 2001, among Terex Corporation, a Delaware corporation ("Parent"), Claudius Acquisition Corp., an Oklahoma corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), CMI Corporation, an Oklahoma corporation (the "Company"), and the undersigned (the "Voting Agreement"), the undersigned hereby irrevocably appoints, subject to the proviso to this sentence, designees of Parent, the attorneys, agents and proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote in such manner as such attorneys, agents and proxies or their substitutes shall in their sole discretion deem proper and otherwise act, including the execution of written consents, with respect to all voting securities (the "Securities") of the Company, which the undersigned is or may be entitled to vote with respect to the Specified Issues (as defined below), whether such vote shall take place at an annual or special meeting of the Company or whether or not at an adjourned or postponed meeting, or in respect of which the undersigned is or may be entitled to act by written consent; provided, however, that (a) with respect to any of the actions described in clause (i) of the next succeeding sentence, such designees (and any substitutes thereof) are so appointed only to vote in favor of any such actions, and (b) with respect to any of the actions described in clause (ii) of the next succeeding sentence, such designees (and any substitutes thereof) are so appointed only to vote against any such actions. For purposes hereof, "Specified Issues" shall mean a vote concerning (i) the adoption and approval of the Agreement and Plan of Merger dated as of June 27, 2001 among Parent, the Company and Merger Sub (the "Merger Agreement") and the merger pursuant thereto and approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and (ii) any of the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; and (b) a sale, lease or transfer of all or substantially all of the assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company. This Proxy is coupled with an interest and shall be irrevocable and binding on any successor in interest of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Securities heretofore granted by the undersigned. This Proxy shall be effective as of the date of the Voting Agreement and shall terminate upon the Expiration Date (as defined in the Voting Agreement).